Exhibit 99.4

MERGER FAQ’S
For Employees
Why are we merging with Investors?
Merging with a larger, strongly capitalized bank which has a broader array of products and services will help us better serve our customers and provide greater opportunities to our employees.
Will all employees keep their jobs?
Investors will keep as many GCB employees as possible. We have no branch overlap with Investors, and in fact they requested that we keep our Brooklyn branch open. Representatives of Investors will be meeting with our employees to begin the integration process. However, any GCB employee who is not retained as a result of the merger (absent termination for cause) or who is terminated within twelve (12) months from the closing date will receive two (2) weeks of base pay for each full year of employment subject to a minimum of four (4) weeks and a maximum of twenty six (26) weeks.
What will happen to my benefits?
All employees who remain with the merged entity will be transitioned to Investor’s benefit plans, with prior service credit for their employment with GCB. As part of the integration process, Investor’s representatives will be meeting with employees to review benefit information.
When will the merger be completed?
We expect the merger to be completed in the early part of the first quarter of 2020
Will any of GCB’s branches be closed?
We do not currently expect any of GCB’s branches to be closed as part of the merger. In fact Investors requested that we keep our Brooklyn branch open.
Who should I talk to with questions?
You should direct any questions or concerns to your direct manager.
For Customers
Why is GCB merging with Investors?
Merging with a larger, strongly capitalized bank which has a broader array of products and services will help us better serve our customers and provide greater opportunities to our employees.
How will the merger impact me and my business?
The merger will result in a bank with increased lending capacity and an expanded footprint, which will be even better positioned to give our customers access to the financial resources and state of the art technology they need to be successful.
Will the terms of my loan change?
No - the terms of your existing loan will not change as a result of the merger.
Will the terms of my deposit account change?

GCB deposit accounts will be converted into the most similar deposit product offered by Investors. You will receive more information on any changes to the terms of your deposit account as we get closer to the closing of the merger.
Will any of GCB’s branches be closed?
We do not currently expect any of GCB’s branches to be closed as part of the merger.
Will my contact change at GCB?
There will be no changes to your bank contact at this time.
Who should I contact with any questions?
Any questions should be directed at your current GCB customer service contact or your Branch manager.
When will the merger be completed?
We expect the merger to be completed in the early part of the first quarter of 2020.
For Shareholders
Why is GCB merging with Investors?
Merging with a larger, strongly capitalized bank which has a broader array of products and services will help us better serve our customers and provide greater opportunities to our employees and provide for a greater short and long term return to our shareholders.
What will I receive in the merger?
Under the terms of the merger agreement, GCB shareholders will receive 1.422 shares of Investors common stock, $15.75 in cash, or a combination of Investors common stock and cash, subject to adjustment as set forth in the merger agreement, for each share of GCB common stock that they own. The aggregate merger consideration will be 50% Investors common stock and 50% cash. You will receive a detailed proxy statement containing more information regarding the terms of the merger and the cash/stock election and proration process.
Do I need to do anything now? What will happen to my stock?
You do not need to do anything now. In advance of our special meeting of shareholders to vote on the transaction, you will receive a joint proxy statement/prospectus that will contain detailed information about the terns of the merger, how to vote and the cash/stock election and proration process. Nothing will change regarding your shares of GCB common stock until the closing of the transaction, which is expected in the early part of the first quarter of 2020.

2